SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2007
Haights Cross Communications, Inc.

(Exact Name Of Registrant As Specified In Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398

(Commission File Number)	(I.R.S. Employer Identification No.)

10 New King Street, White Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)
(914) 289-9400

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 21, 2007, Haights Cross Communications, Inc. (“HCCI”) entered into an indemnification agreement with Paul J. Crecca. The form of indemnification agreement provides that a director will be indemnified for expenses incurred because of his status as a director to the fullest extent permitted by Delaware law and our certificate of incorporation and bylaws.
A copy of the Indemnification Agreement with Mr. Crecca is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 21, 2007, Paul J. Crecca was elected to HCCI’s Board of Directors. Mr. Crecca also serves as Interim-President, Interim-Chief Executive Officer and Chief Financial Officer of HCCI. Mr. Crecca is not expected to be named to any committees of the Board of Directors.
Mr. Crecca is a party to an indemnification agreement with HCCI, as discussed in Item 1.01 above.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 21, 2007, HCCI’s Board of Directors approved an amendment to Article 3, Paragraph 7 of the By-Laws of HCCI (the “By-Laws”). The amendment modified the duties and responsibilities of the Chairman of the Board and introduced the separate position of the Chief Executive Officer. Previously, the By-laws required that the positions of Chairman and Chief Executive Officer be held by the same person. The amendment is effective as of September 21, 2007.
A copy of the amendment to the By-Laws is attached hereto as Exhibit 3.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
3.1	Amendment to the By-Laws of Haights Cross Communications, Inc.
10.1	Indemnification Agreement by and between Haights Cross Communications, Inc. and Paul J. Crecca dated September 21, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2007	HAIGHTS CROSS COMMUNICATIONS, INC.
	By:	/s/ Mark Kurtz
		Name:	Mark Kurtz
		Title:	Vice President, Finance and Accounting, and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment to the By-Laws of Haights Cross Communications, Inc.
10.1	Indemnification Agreement by and between Haights Cross Communications, Inc. and Paul J. Crecca dated September 21, 2007